Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to use of our report dated May 19, 2023, in the Registration Statement on Form S-4 (the “Registration Statement”) of Atlantic International Corp., relating to the consolidated financial statements of Staffing 360 Solutions, Inc. (the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2022.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Uniondale, New York

December 26, 2024